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                                                                    EXHIBIT 10.7

                                  DRESSER, INC.
                            2001 STOCK INCENTIVE PLAN

          SECTION 1.     PURPOSE OF PLAN.

          The purpose of this 2001 Stock Incentive Plan (this "Plan") of Dresser, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, including employee-directors (each an "Employee"), non-employee directors (each a "Non-employee Director"), and independent contractors and consultants (each a "Consultant") by providing for or increasing the proprietary interests of such employees, directors, and independent contractors and consultants in the Company.

          SECTION 2.     PERSONS ELIGIBLE UNDER PLAN.

          Any employee, director, independent contractor or consultant of the Company or any of its subsidiaries (including an entity that becomes a subsidiary after the adoption of this Plan) (each, a "Participant") shall be eligible to be considered for the grant of Awards (as defined in this Plan) under this Plan; provided, however, that Incentive Stock Options (as defined herein) may only be granted to employees of the Company or any "parent corporation" or "subsidiary corporation" as such terms are defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively.

          SECTION 3.     AWARDS.

          (a) On behalf of the Company, the Committee (as defined in this Plan) is hereby authorized to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of shares of the Company's Class A Common Stock, par value $0.001 per share, or shares of the Company's Class B Common Stock, no par value (collectively, the "Common Stock"), or is otherwise based on the performance of such Common Stock. The entering into of any such arrangement is referred to herein as the "grant" of an "Award" and the date of entering into such arrangement is referred to as the "Date of Grant."

          (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

          (c) Awards may be issued, and Common Stock may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

          (d) Any Award shall be granted subject to the terms, conditions and restrictions contained in an agreement between the Participant and the Company. Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

               (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Stock or other property

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issuable pursuant to such Award, and such recipient's tax withholding obligation, if any, with respect to such issuance, in whole or in part, by any one or more of the following:

                    (A) the delivery of cash;

                    (B) the delivery of other property deemed acceptable by the Committee;

                    (C) the delivery of shares of capital stock of the Company;

                    (D) a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Award;

                    (E) cancellation of indebtedness of the Company to the Participant; or

                    (F) the delivery of a promissory note of the Participant.

               (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change in control of the Company (as defined by the Committee or as set forth in this Plan or in the agreement evidencing the Award), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

               (iii) provisions specifying the exercise or settlement price for any Award, or specifying the method by which such price is determined and any provisions required in order for such Award to qualify (a) as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Code or (b) for an exemption from Section 16 of the Securities Exchange Act of 1934, as amended; and provided further, that the exercise or settlement price for an Award to any person who owns capital stock of the Company representing more than 10% of the total voting power of all classes of capital stock of the Company shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Award is granted;

               (iv) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restriction upon shares of Common Stock obtained or obtainable under Awards and the termination, expiration, and/or forfeiture of Awards, including without limitation provisions permitting exercise of Awards before vesting, subject to a repurchase right by the Company (as contemplated by paragraph (v) below), or other terms and conditions as the Committee may determine;

               (v) a right to repurchase the shares of Common Stock acquired upon exercise of an Award if the Participant's employment or association with the Company or any of its subsidiaries is terminated for any reason, or in other circumstances, at any the price as may be prescribed by the Committee, provided such price is not lower than that contained in the Award. Each certificate representing Common Stock subject to such provisions shall bear a legend to the effect that such shares are subject to certain repurchase rights of the Company; provided, however, that the failure to include such a legend shall not affect the exercisability of such repurchase right; or

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               (vi) a provision that upon a termination of employment or other relationship, the Participant will not be entitled to, or will only have limited rights to, exercise any Awards or rights therein, whether vested or unvested, at any time after such termination.

          (e) The agreement for any Award shall provide that, upon acquisition of any shares of Common Stock pursuant to any Award (whether upon exercise or conversion of options, warrants or other securities convertible into Common Stock or otherwise), any Participant who is an employee of the Company or any of its subsidiaries shall become a party to the stockholder agreement, if any, between the Company and its stockholders as in effect at the time of such acquisition of Common Stock and may provide that any other Participant shall become a party to such stockholder agreement.

          SECTION 4.     STOCK SUBJECT TO PLAN.

          (a) At any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed seven hundred twenty-two thousand, six hundred and one (722,601) shares, subject to adjustment as provided in Section 7 hereof.

          (b) Notwithstanding Section 4(a) hereof, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed six hundred seventy-two thousand, six hundred and one (672,601) shares, subject to adjustment as provided in Section 7 hereof; provided, however, that adjustments pursuant to
Section 7 hereof with respect to Incentive Stock Options issued or issuable under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Stock Options, unless the Participant and the Company otherwise consent to such adjustment.

          (c) For purposes of Section 4(a) of this Plan, the aggregate number of shares of Common Stock issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

               (i) the number of shares of Common Stock that were issued prior to such time pursuant to Awards granted under this Plan, other than shares of Common Stock that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

               (ii) the maximum number of shares of Common Stock that are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

          SECTION 5.     DURATION OF PLAN.

          Any Awards granted under this Plan shall be granted within ten years from the Effective Date of this Plan (as provided in Section 9 hereof) (the "Expiration Date"). Although shares of Common Stock may be issued after the Expiration Date pursuant to Awards made prior to such date, no shares of Common Stock shall be issued under this Plan after the tenth (10th) anniversary of the Expiration Date (the "Termination Date").

          SECTION 6.     ADMINISTRATION OF PLAN.

          (a) This Plan shall be administered by either the Board of Directors of the Company (the "Board") or a committee consisting of two or more directors. The body administering this Plan, whether the Board or a committee of the Board, is referred to herein as the "Committee." If the Company

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becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), then the Committee shall consist of two or more directors each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. The full Board may take any action that, pursuant to the terms of this Plan, is reserved for the Committee, and any such action taken by the full Board shall have the same force and effect as if the Committee had taken such action.

          (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following (in each case subject to the specific terms of any Award):

               (i) adopt, amend and rescind rules and regulations relating to this Plan;

               (ii) determine which persons qualify as Participants and to which of such Participants, if any, and when, Awards shall be granted hereunder;

               (iii)grant Awards to Participants and determine the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Committee determines constitute a change in control), or other factors;

               (iv) accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond the Termination Date);

               (v) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

               (vi) interpret and construe this Plan and the terms and conditions of any Award granted this Plan; and

               (vii)determine the terms and conditions of options issued to a Non-Employee Director.

          (c) All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Participant to whom the Award has been granted and to any other person holding an Award.

          (d) The Committee may, in the terms of the Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of share of Common Stock under an Award, and/or the sale or other disposition of shares of Common Stock acquired pursuant to an Award, if the Committee determines that securities law or other considerations so warrant.

          SECTION 7.     ADJUSTMENTS.

          If the outstanding shares of Common Stock are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization,

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merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the terms of such transaction or this Plan shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number, exercise or settlement price and type of shares or other securities or cash or other property, as applicable, that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan; and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options unless the Company and the Participant both consent to such adjustment; and provided further, that absent the affirmative consent of the Committee, no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to such Option by causing such compensation to be other than performance-based compensation for purposes of Section 162(m) of the Code.

          SECTION 8.     AMENDMENT AND TERMINATION OF PLAN.

          The Committee may amend or terminate this Plan or any agreement evidencing an Award under this Plan at any time and in any manner, subject to the following limitations:

          (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her material rights thereunder or with respect thereto, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of a Change in Control (as defined in Section 12 hereof) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminution has been adequately compensated; and

          (b) If an amendment to this Plan would (i) increase the maximum number of shares of Common Stock that may be issued pursuant to (A) all Awards granted under this Plan or (B) all Incentive Stock Options granted under this Plan, (ii) change the class of persons eligible to receive Awards under this Plan, or (iii) affect this Plan's compliance with applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's stockholders to the extent required to comply with Section 422 of the Code and other applicable provisions of or rules under the Code, as amended from time to time.

          SECTION 9.     EFFECTIVE DATE OF PLAN.

          This Plan shall be effective as of April 10, 2001, the date upon which it was approved by the Board; provided, however, that no Common Stock may be issued under this Plan until it has been approved by the affirmative vote of the holders of a majority of the outstanding shares of voting capital stock of the Company, which approval shall be obtained within twelve (12) months after the date hereof.

          SECTION 10.    DEFINITION OF FAIR MARKET VALUE.

          For purposes of this Plan, "Fair Market Value" shall mean the fair market value of the applicable class of Common Stock; provided, that for any Award containing a similar definition, the definition contained in the Award shall control. If the applicable class of Common Stock is not publicly traded, fair market value shall be determined by the Committee and may be computed by any method that the Committee in good faith believes will reflect the fair market value of the Common Stock on the date of

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such determination. If the applicable class of Common Stock is publicly traded, fair market value shall be the closing sale price per share of the applicable class of Common Stock, if the applicable class of Common Stock is listed on a national securities exchange, or if the applicable class of Common Stock is not then so listed, the closing bid price per share of the applicable class of Common Stock, on the day in question (or, if such day is not a trading day or if no sales of the applicable class of Common Stock were made on such day, on the nearest preceding trading day on which sales of the applicable class of Common Stock were made), as reported in The Wall Street Journal, or, if trading in the applicable class of Common Stock is not then reported in The Wall Street Journal, at such closing sale or bid price as may then appear in what the Committee in its judgment then deems to be the most nearly comparable listing or reporting service.

          SECTION 11.    NON-EMPLOYEE DIRECTOR OPTIONS.

          (a) The Committee is authorized under this Plan to grant Non-Employee Directors options (each a "Non-Employee Director Option") to purchase up to an aggregate of fifty thousand (50,000) shares, subject to adjustment as provided in Section 7 hereof.

          (b) Subject to the terms of any Award, each Non-Employee Director Option granted under this Plan shall expire upon the first to occur of the following:

               (i) Twenty-four (24) months after the date upon which the optionee shall cease to be a director of the Company; or

               (ii) The tenth (10th) anniversary of the Date of Grant of such Non-Employee Director Option.

          (c) Each Non-Employee Director Option shall have an exercise price equal to the greater of (i) the aggregate fair market value on the date of grant of such option of the applicable class of Common Stock subject thereto or (ii) the aggregate par value of the applicable class of such Common Stock on such date.

          (d) Subject to the terms of any Award, all outstanding Non-Employee Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following:

               (i) the date of stockholder approval of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class or classes then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company or by a company whose common equity holders immediately after such transaction consist only of persons who are holders of the common equity of the Company immediately before such transaction;

               (ii) the first date upon which the directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company;

               (iii)the dissolution or liquidation of the Company; or

               (iv) the sale of all or substantially all of the property and assets of the Company.

          (e) In lieu of any Non-Employee Director Option, the Committee may grant to Non-Employee Directors offers to purchase shares of Common Stock immediately, or may make grants of

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shares of Common Stock, to such non-employee directors in exchange for their service on the Board of Directors of the Company.

          SECTION 12.    CHANGE IN CONTROL.

          (a) The Committee shall establish the terms and conditions applicable to each option or other Award in the event of a Change in Control (as defined in Section 12(i) hereof). Such terms and conditions may differ among Participants and among different types of Awards, all as the Committee determines in its sole and absolute discretion.

          (b) In the case of any unvested shares of Common Stock acquired upon the exercise of an unvested option, the terms and conditions applicable to any such unvested shares in the event of a Change in Control shall correspond, in the manner determined by the Committee in its sole discretion, to the terms and conditions that apply to the underlying option in the event of a Change in Control.

          (c) Immediately following the consummation of the Change in Control, all outstanding options and other Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof), or, in the case of a transaction in which the Company is not merged into another entity and does not become a subsidiary of another entity, the option remains outstanding following the Change in Control pursuant to affirmative language to this effect in the Award (in which case the option will be so converted or remain outstanding, as applicable).

          (d) The Committee may make such modifications to the provisions in this Sections 12 as it deems appropriate in any agreement evidencing an Award.

          (e) In addition to and not by way of limitation of the Committee's discretion, the Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to structure or change one or more Awards so that those Awards shall automatically accelerate and vest in full or in part (and any repurchase rights of the Company with respect to shares of Common Stock shall immediately terminate in full or in part) upon the occurrence of a Change in Control, whether or not those Awards are to be assumed in the Change in Control.

          (f) In addition to and not by way of limitation of the Committee's discretion, the Committee shall also have the discretion, exercisable either at the time the Award is granted or any time while the Award remains outstanding, to structure or change such Award so that the shares subject to that Award will automatically vest on an accelerated basis (and any repurchase rights of the Company with respect to shares of Common Stock shall automatically lapse on an accelerated basis) by reason of a termination, other than for Cause within a designated period following the effective date of any Change in Control in which the Award is assumed. Any Award so accelerated shall remain exercisable for the fully-vested Common Stock shares until the expiration or sooner termination of the Award's term.

          (g) The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation in Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a nonqualified option.

          (h) The grant of Awards under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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          (i) For purposes of this Plan, (subject to any definition contained in
Awards granted under this Plan), the term "Change in Control" shall mean (i) any merger of the Company with or into another person or entity as a result of which the holders of the Company's then outstanding voting stock immediately prior to such transaction own, immediately after such transaction, voting stock of the survivor of such merger (whether the Company or such other entity) or the parent entity of such survivor constituting less than fifty percent (50%) of the voting power of such survivor, (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a subsidiary of the Company), (iii) any other transaction or series of related transactions (other than as the result of the issuance of newly issued shares of capital stock or other securities by the Company in circumstances to which clause (i) of this sentence does not apply) in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, voting stock of the Company constituting less than fifty percent (50%) of the voting power of the Company, (iv) the dissolution or liquidation of the Company, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or (vi) any other event specified by the Committee, regardless of whether at the time an Award is granted or thereafter. Notwithstanding the foregoing, "Change of Control" shall not include any transaction if as a result of such transaction either (A) First Reserve Corporation (including the investment limited partnerships it manages) or Odyssey Investment Partners, LLC, or both, either
(y) together hold a greater percentage of the outstanding voting securities of the Company than any other stockholder, and retain direct or indirect control of more than 35% of the outstanding voting securities of the Company, or (z) has the ability to appoint more than 50% of the members of the Board of Directors of the Company.

          SECTION 13.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

          This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of the Shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

          SECTION 14.    NO RIGHT TO COMPANY EMPLOYMENT.

          Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

          SECTION 15.    LIABILITY OF COMPANY.

          The Company and any affiliate that is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

          (a) The non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder; and

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          (b) Any tax consequence to a Participant due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

          SECTION 16.    NON-TRANSFERABILITY OF AWARD.

          Awards granted under this Plan may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of a Participant only by him or her. The terms of Awards granted pursuant to any Participant shall be binding upon the executors, administrators, heirs, successors and assigns of such Participant.

          SECTION 17.    GOVERNING LAW.

          This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

          IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, Dresser, Inc. has caused this plan to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 10th day of April, 2001.


                                        By:
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                                        Name:
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                                        Title:
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